Exhibit 24
                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each of Georgia Power Company, and the several undersigned officers and directors thereof whose signatures appear below, hereby makes, constitutes and appoints Cliff S. Thrasher, Thomas
A. Fanning and Wayne Boston, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute deliver and file in its, his and her name and its, his and her behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, (a) a Registration Statement of Georgia Power Company on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of a number of shares of Class A preferred stock of Georgia Power Company to be issued in exchange for the outstanding shares of preferred stock of Savannah Electric and Power Company upon consummation of the proposed merger of Savannah Electric and Power Company with and into Georgia Power Company, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement") and (b) such registration statements, petitions, applications, consents to service of process and other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of Georgia Power Company and said officers and directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Georgia Power Company might or could do, and as each of said officers and directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Georgia Power Company and said officers and directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

         IN WITNESS WHEREOF, Georgia Power Company has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.


                                           GEORGIA POWER COMPANY


                                           /s/Michael D. Garrett
                                           Michael D. Garrett
                                           President and Chief Executive Officer

Dated:  December 13, 2005


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                                      - 2 -




/s/Juanita Powell Baranco                           /s/Richard W. Ussery
 Juanita Powell Baranco                               Richard W. Ussery



 /s/Robert L. Brown, Jr.                           /s/William Jerry Vereen
  Robert L. Brown, Jr.                              William Jerry Vereen



   /s/Ronald D. Brown                              /s/E. Jenner Wood, III
     Ronald D. Brown                                 E. Jenner Wood, III



    /s/Anna R. Cablik                               /s/Cliff S. Thrasher
     Anna R. Cablik                                   Cliff S. Thrasher



  /s/Michael D. Garrett                               /s/W. Ron Hinson
   Michael D. Garrett                                   W. Ron Hinson



  /s/David M. Ratcliffe                               /s/Daniel Lowery
   David M. Ratcliffe                                   Daniel Lowery



   /s/D. Gary Thompson
    D. Gary Thompson

Extract from minutes of meeting of the board of directors of Georgia Power Company.

                             - - - - - - - - - - - -

     RESOLVED: That the officers of the Company be and hereby are authorized and empowered in their discretion to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement or statements on Form S-4, including a proxy statement/prospectus, with respect to the issuance by the Company of 1,800,000 shares of the 6 1/8% Class A Preferred Stock, such registration statement or statements to be in such form as the officers executing the same may deem appropriate and as counsel may advise, and the officers are further hereby authorized and empowered to execute and file with the Securities and Exchange Commission any necessary or appropriate amendments (including post-effective amendments) thereto;

     RESOLVED FURTHER: That for the purpose of signing such registration statement or statements and any amendment or amendments (including post-effective amendments) thereto, the Company, the members of its Board of Directors and its officers, be and they are hereby authorized to give their several powers of attorney to Thomas A. Fanning, Cliff S. Thrasher and Wayne Boston; and

     RESOLVED FURTHER: That the officers of the Company be and each of them hereby is authorized to execute all such instruments, make all such payments and do all such other acts and things as in their opinion or in the opinion of any of them may be necessary or appropriate in order to carry out the intent and purposes of the foregoing resolutions.

                             - - - - - - - - - - - -

         The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of Georgia Power Company, duly held on December 13, 2005, at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.


Dated:  January 11, 2006                             GEORGIA POWER COMPANY



                                                     By    /s/Wayne Boston
                                                            Wayne Boston
                                                         Assistant Secretary